As filed with the Securities and Exchange Commission on November 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

under

The Securities Act of 1933

VALERITAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	46-5648907
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

(908) 927-9920

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John E. Timberlake

Chief Executive Officer

Valeritas Holdings, Inc.

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

(908) 927-9920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Emilio Ragosa	Robert F. Charron, Esq.
DLA Piper LLP (US)	Joseph A. Smith, Esq.
51 John F. Kennedy Parkway	Ellenoff Grossman & Schole LLP
Suite 120	1345 Avenue of the Americas
Short Hills, New Jersey 07078	New York, NY 10105
(973) 307-3004	(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-226958)

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a “smaller reporting company” or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$6,000,000	$727.20
Series A Warrants to purchase shares of common stock(3) Shares of Common Stock issuable upon exercise of Series A Warrant	$7,500,000	$909.00
Series B Warrants to purchase shares of common stock(3) Shares of Common Stock issuable upon exercise of Series B Warrant	$6,000,000	$727.20
Total	$19,500,000	$2,363.40

(1)Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $97,500,000 on a Registration Statement on Form S-1 (File No. 333-226958) which was declared effective on November 15, 2018. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $19,500,000 is hereby registered, which does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-226958).

(2)Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

(3)No fee is required pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Valeritas Holdings, Inc., or the Company, is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-226958), filed by the Company on August 21, 2018, as amended, and declared effective by the SEC on November 15, 2018, which we refer to as the Registration Statement. The contents of the Registration Statement, including all amendments and exhibits thereto and all information incorporated by reference therein, are incorporated herein by reference. All terms not herein defined shall have the meaning set forth in the Registration Statement.

We are filing this registration statement for the purpose of registering additional shares of common stock, par value $0.001 per share, and related Series A and Series B warrants, consisting of (i) an additional $6,000,000 of shares of the Company’s common stock, par value $0.001 per share, (ii) additional Series A warrants and $7,500,000 of shares of common stock underlying the additional Series A warrants, and (iii) additional Series B warrants and $6,000,000 of shares of common stock underlying the additional Series B warrants. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the proposed maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of Friedman LLP.

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the registrant’s Registration Statement on Form S-1 (File No. 333-226958)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on November 15, 2018.

VALERITAS HOLDINGS, INC.

By:	/s/ John E. Timberlake
John E. Timberlake
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ JOHN E. TIMBERLAKE	Director, Chief Executive Officer and	November 15, 2018
	John E. Timberlake	President (Principal Executive Officer)

	/s/ ERICK LUCERA	Chief Financial Officer (Principal	November 15, 2018
	Erick Lucera	Financial Officer)

	/s/ MARK CONLEY	Vice President, Corporate Controller and	November 15, 2018
	Mark Conley	Treasurer (Principal Accounting Officer)

	*	Director	November 15, 2018
Katherine Crothall, Ph.D.

	*	Director	November 15, 2018
Luke Düster

	*	Director	November 15, 2018
Joe Mandato, D.M.

	*	Director	November 15, 2018
Rodney Altman, M.D.

	*	Director	November 15, 2018
Peter Devlin

	*	Director	November 15, 2018
Brian K. Roberts

*By	/s/ JOHN E. TIMBERLAKE
John E. Timberlake
Attorney-in-fact